Exhibit 3.(f)
CONFIDENTIAL
Power of Attorney
Each person whose signature appears below hereby constitutes and appoints Ralph J. Norris, the Chief Executive Officer, David Craig, the Chief Financial Officer, Ian Phillips, General Manager, Americas and Warwick Bryan, Executive General Manager, Investor Relations (each an “Authorised Officer”), each of Commonwealth Bank of Australia, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead in any and all capacities the registration statement on Form F-6 for Commonwealth Bank of Australia relating to the registration of American Depositary Shares under the U.S. Securities Act of 1933, as amended, and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith (the “Form F-6”), such Form F-6 to be in such form as the Authorised Officer executing the same may approve, as conclusively evidenced by his or her execution thereof, and to file the Form F-6 with the U.S. Securities and Exchange Commission, granting unto each of said attorneys full power to act with or without the other, and full power and authority to do and perform, in his name and on his behalf, every act which such attorneys, or any one of them, may deem necessary or desirable to be done in connection therewith as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ John M. Schubert
Name:	John M. Schubert
Title:	Chairman

/s/ Ralph J. Norris
Name:	Ralph J. Norris
Title:	Managing Director and Chief Executive Officer

/s/ David Craig
Name:	David Craig
Title:	Chief Financial Officer

/s/ Reg J. Clairs
Name:	Reg J. Clairs
Title:	Director

/s/ Colin R. Galbraith
Name:	Colin R. Galbraith
Title:	Director

CONFIDENTIAL

/s/ S. Carolyn H. Kay
Name:	S. Carolyn H. Kay
Title:	Director

/s/ Fergus D. Ryan
Name:	Fergus D. Ryan
Title:	Director

/s/ David J. Turner
Name:	David J. Turner
Title:	Director

/s/ Jane Hemstritch
Name:	Jane Hemstritch
Title:	Director

/s/ Harrison Young
Name:	Harrison Young
Title:	Director

/s/ Sir John Anderson
Name:	Sir John Anderson
Title:	Director

/s/ Andrew M. Mohl
Name:	Andrew M. Mohl
Title:	Director